EXHIBIT 11


                                 BACOU USA, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 -----------------------------------------------
                                 (in thousands)
                                   (unaudited)



                                                            Three Months Ended               Nine Months Ended
                                                               September 30,                   September 30,
                                                          ---------------------------     ------------------------------
                                                            1998             1999             1998             1999
                                                          -----------     -----------     -------------    -------------

Basic:
Weighted average shares outstanding                         17,604          17,627            17,599           17,623
                                                          ===========     ===========     =============    =============

Net income                                                  $6,675          $7,635           $15,510          $21,017
                                                          ===========     ===========     =============    =============
Per share amount                                            $ 0.38          $ 0.43           $  0.88          $  1.19
                                                          ===========     ===========     =============    =============

Diluted:
Weighted average shares outstanding                         17,604          17,627            17,599           17,623
Net effect of dilutive stock options based on the
  treasury stock method using the average market
  price                                                        184              67               123               88
                                                          -----------     -----------     -------------    -------------

Total diluted shares                                        17,788          17,694            17,722           17,711
                                                          ===========     ===========     =============    =============

Net income                                                  $6,675          $7,635           $15,510          $21,017
                                                          ===========     ===========     =============    =============
Per share amount                                             $0.38           $0.43            $ 0.88           $ 1.19
                                                          ===========     ===========     =============    =============